UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 8/10/2009

J.CREW GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-42427

DE	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

212-209-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2009, the Company’s Board of Directors unanimously voted to appoint Sukhinder Singh Cassidy as a Director, effective on August 14, 2009. The Company has not yet determined the committee or committees on which Ms. Singh Cassidy will serve. In exchange for her services as a Director in 2009, Ms. Singh Cassidy will receive the following compensation based upon the effective date of her appointment: (1) a cash payment of $2,000 for each Board meeting and $2,000 for each committee meeting attended, (2) non-qualified stock options to purchase the number of shares of our common stock with a fair value on the grant date of $25,000, which will be granted as soon as reasonably practicable, will have an exercise price equal to the fair market value on the grant date (as determined under the applicable equity plan), will vest, subject to continued service as a Director, on the first anniversary of the grant date and will have a seven year term, and (3) an award of time-based restricted stock consisting of the number of shares of our common stock with a fair value on the grant date of $25,000, which will be granted as soon as reasonably practicable, and will vest, subject to continued service as a Director, on the first anniversary of the grant date. In addition, as a new Director, Ms. Singh Cassidy will also receive additional non-qualified stock options to purchase 5,000 shares of our common stock to be granted as soon as reasonably practicable, which will vest, subject to continued service as a Director, in three equal annual installments beginning on the first anniversary of the grant date and will have a seven year term. Ms. Singh Cassidy will also be required, as a new Director, to purchase a minimum of 2,500 shares of our common stock in the open market within one year after joining the Board of Directors.

In addition, Jonathan Coslet tendered his resignation on August 11, 2009 as a member of the Board of Directors, effective August 14, 2009. Mr. Coslet served on the Compensation Committee and as Chairperson of the Nominating and Corporate Governance Committee. His departure was not caused by any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

The Company issued a press release on August 12, 2009 announcing the appointment of Sukhinder Singh Cassidy to the Board of Directors and the departure of Jonathan Coslet as a Director. The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release issue by the Company on August 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.

By:	/s/ Arlene S. Hong
Name:	Arlene S. Hong
Title:	Senior Vice President, General Counsel and Secretary

Dated: August 12, 2009